SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 19, 2011


                               IMAGINE MEDIA, LTD.
                -----------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                       000-53316                  26-0731818
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                        3030 Old Ranch Parkway, Suite 350
                              Seal Beach, CA 90740
                     -------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (562) 280-0483


                            7750 N. Union Blvd., #201
                           Colorado Springs, CO 80920
                 ----------------------------------------------
          (Former name or former address if changed since last report)

Item 2.01  Completion of Acquisition or Disposition of Assets
-------------------------------------------------------------

BACKGROUND AND ACQUISITION OF TRANSBIOTEC, INC.
-----------------------------------------------

     The Company was formed in August 2007 to publish and distribute Image Magazine. Image Magazine was a monthly guide and entertainment source for the Denver, Colorado area. The Company generated only limited revenue and abandoned its business plan in January 2009.

     On September 19, 2011 the Company acquired approximately 52% of the outstanding shares of TransBiotec, Inc., ("TBT") from TBT's directors, in exchange for 12,416,462 shares of the Company's common stock. TBT is a California Corporation. Prior to the acquisition the Company had 1,500,000 outstanding shares of common stock.

     The Company plans to acquire the remaining outstanding shares of TBT at a later date in consideration for the issuance of 11,141,348 shares of the Company's common stock to the remaining TBT shareholders.

     As a result of the acquisition, TBT's business is that of the Company, and, unless otherwise indicated, any references to the Company include the business and operations of TBT.

BUSINESS OF TRANSBIOTEC
-----------------------

     TBT has developed and patented a preventative drunk driving system, named "SOBR" which is comprised of a blood alcohol detection system and ignition interlock device. The Company believes SOBR offers a unique solution to the national drunk driving problem.

     SOBR can be ether retrofitted or built into the steering wheel, yoke or trim of any machine, including automobiles, busses, trucks, boats and aircraft. For example, when a driver of a vehicle touches a sensor, the senor detects vapors that emanate from the hands, and determines if there is ethanol alcohol content. This information is instantly translated into an engine "start" or "no-start" signal. If SOBR detects a Blood Alcohol Concentration ("BAC") that is above a preset limit, the system does not allow the vehicle to start. In addition, SOBR initiates random real-time tests while the vehicle is operating to ensure that the operator's BAC does not increase over the preset limit after the vehicle is started. If the system is tampered with while parked, the vehicle will not start. If tampered with while driving, alarms will activate. If a vehicle is equipped with a Global Positioning System, or Data Transmission Module, SOBR can alert fleet operators or others monitoring a vehicle of the detection of alcohol above legal limits.

     The Company believes SOBR is the first product to the market of its kind. The detection sensor is specific to ethanol alcohol that is found in beer, wine and spirits and is calibrated to a specific operator which prevents other persons from testing instead of the operator. Furthermore, when SOBR is installed, the system is virtually unnoticeable, unlike breathalyzer ignition interlock systems.

     Several major insurance companies which have expressed interest in SOBR since alcohol related accidents are a major factor in their loss ratios. If SOBR could reduce their claims costs they may entertain establishing discounts for its use.

     SOBR requires approximately one hour to install in a vehicle. The control box is mounted under the dash in the interior of the vehicle. In new vehicles the sensor is installed as part of the steering wheel. In retrofits, the sensor is installed on the dashboard for easy access.

     TBT believes that the cost to manufacture and install SOBR on a vehicle will be approximately $150-$250 less than existing breathalyzer systems.

     SOBR requires a semi-annual recalibration much like current smog devices. The re-calibration is accomplished with a hand held device plugged into the control box and requires a trained technician approximately one hour to complete.

     The Company plans to license the installation and re-calibration rights to the automotive service industry.

Marketing
---------

     The following are the primary target markets for SOBR:

     Original Equipment Market. Original Equipment Manufacturers ("OEM") are the gate keepers for all new vehicle manufacturing. The Company will aggressively pursue the OEM market once final beta testing is completed. The Company will seek an experienced OEM partner to introduce SOBR to the new automotive market. If public awareness and consumer interest generate demand for alcohol sensing technology, auto manufacturers may begin installing SOBR as a factory installed option. An additional strategy for the Company is to market to international car manufacturers which may want to gain a market advantage over domestic auto manufacturers.

     Retro Fit Market. The Company will enter this market thru a variety of sales channels including Zero Tolerance, teen driver, trucking, and airline. Additionally, the Company will seek to have included in any federal legislation a requirement that an ignition interlock system be retrofitted to all vehicles in the U.S. There is significant rational to enact this requirement. The highest percentage of drunken driving accidents and deaths occur in the young adult population, with older vehicles. The objective is to eliminate drunk driving accidents nationally, and the only viable option is to retro-fit every vehicle in the US over a set period of time.

     Zero-Tolerance Market. Many companies have significant financial interest in eliminating drunk drivers from their operations. The Zero Tolerance applications include trucking companies, buses, trains, taxis, pilot screening and operating rooms at clinics and hospitals. In addition individuals may desire to monitor a family member's vehicle such as an automobile operated by a minor.

     Mandated Market. The judicial mandated market monitors drivers convicted of alcohol-related offenses. However, existing models are clunky, large, unsightly and not driver specific. It is estimated that judicial mandated ignition interlocks probably generate less than $45 million in annual revenue. TBT will pursue this market with the goal of replacing the old, antiquated technology with SOBR. TBT will sell or license its system into the judicial mandated market through existing, state approved interlock providers on a wholesale basis.

     Initially, the Company plans to market SOBR to:

     o commercial transportation companies that operate tractor trailers, taxis, construction vehicles, boats, trains, aircraft and other vehicles,

     o local, state and federal government agencies that operate fire trucks, police cars and public transportation systems, and

     o individuals may desire to monitor a family member's vehicle, such as a vehicle operated by a minor.

     The Company plans to establish a sales representative team and to advertise via direct mail, email, print, internet and social media avenues.

Manufacturing
-------------

     The manufacture of all components of the SOBR, as well as component assembly, will be subcontracted to third parties. The final assembly, testing and calibration of the SOBR will be performed by the Company.

     If and when orders for SOBR exceed approximately 3,000 units, the Company plans to transition the manufacturing and assembly processes offshore to contractors who have the ability to manufacture SOBR to the Company's specifications.

Competition
-----------

     Currently, breathalyzer ignition interlocks are the only products on the market which can detect alcohol and lock the ignition system of a vehicle. There are several limitations inherent with their current design in that they are easily circumvented and are invasive in their appearance and use. At present, their market is limited to the mandated market.

     The Company believes SOBR has the following advantages over current breathalyzers:

     o High level of accuracy as ethanol alcohol is distinguished from other elements;
     o    The driver is the only one tested;
     o Works during the entire operation of the vehicle without distracting the driver;
     o    The system is non-invasive;
     o    Easy retro fit installation;
     o    Unobtrusive in the vehicle;
     o    Difficult to circumvent.
     o Possible opportunity for the consumer to obtain insurance discounts that could offset some costs of the system.

     Although the Company's technology differs substantially from its competitors, the Company will compete with larger and more established breath alcohol ignition interlock providers that have been utilizing breathalyzer technology since approximately 1990.

     The Company's main competitors will be National Interlock Systems, Inc., Lifesafer Interlock, Guardian Interlock Systems, Consumer Safety Technology, Smart Start, Inc., AAA Interlock and Drager.

Intellectual Property
---------------------

     SOBR is protected by three patents filed with the United States Patent and Trademark Office. Patent 6620108, which expires on December 26, 2021, pertains to the technology that identifies the vehicle's operator. Patent 7173536, which expires on August 28, 2024, pertains to the substance detection and alarm system. Patent 7377186, which expires on April 6, 2025, covers the interface system between the substance detection system and vehicle ignition system.

Government Regulation
---------------------

     At the present time, only the judicially mandated market is regulated. Devices sold into this market must be approved by state government agencies. Since the Company plans to enter this market last, the Company will not, initially, be subject to government regulation.

Ventura Agreement
-----------------

     On  September  15,  2011 TBT entered  into an  agreement  with  Ventura LLC
("Ventura"). Pursuant to the agreement, Ventura will receive the following shares of the Company's common stock:

     o 842,544 shares for assisting with the Company's acquisition of its 52% interest in TBT;

     o 842,544 shares when $250,000 is raised from the sale of 100,000 shares of the common stock of TBT at $2.50 per share. All shares sold in this offering will be exchanged for shares of the common stock of the Company on the basis of one TBT share for 7.726 shares of the Company's common stock;

     o 842,544 for shares sold by the Company prior to March 31, 2012 to investors introduced to the Company by Ventura, provided at least $250,000 is raised from such investors prior to March 31, 2012;

     o 842,544 shares for shares sold by the Company prior to March 31, 2012 to investors introduced to the Company by Ventura, provided an additional $500,000 is raised from such investors prior to March 31, 2012; and

     o 842,544 shares for shares sold by the Company prior to March 31, 2012 to investors introduced to the Company by Ventura, provided an additional $500,000 is raised from such investors prior to March 31, 2012.

     If the Company raises at least $1,250,000 from investors introduced to the Company by Ventura, the Company will grant Ventura the exclusive rights to Denver, Douglas and Jefferson counties, Colorado for installations and recalibrations of the SOBR system.

Convertible Notes
-----------------

     As of June 30, 2011, TBT owed Sam Satyanarayana, a director of TBT and a future director of the Company, $154,774, which amount is evidenced by a promissory note. The note is unsecured, bears interest at 8% per year and is due July 27, 2012. The principal amount of the note (plus accrued interest of $241,951 as of June 30, 2011) is convertible into shares of TBT's common stock at a conversion rate of $2.50 per share.

     As of June 30, 2011, TBT owed a shareholder of TBT $150,000, which amount is evidenced by a promissory note. The note is unsecured, bears interest at 22.1% per year and is due on December 15, 2013. The principal amount of the note (plus accrued interest of $266,025 as of June 30, 2011) is convertible into shares of TBT's common stock at a conversion rate of $2.50 per share.

     As of June 30, 2011, TBT owed the same shareholder referred to above $240,000, which amount is evidenced by a promissory note. The note is unsecured, bears interest at 67% per year, and was due on May 28, 2009. The principal amount of the note (plus accrued interest of $937,465 as of June 30, 2011) is convertible into shares of TBT's common stock at a conversion rate of $2.50 per share.

Legal Proceedings
-----------------

     On December 6, 2006 Orange County Valet and Security Patrol, Inc. filed a suit against TBT in Orange County California State Superior Court for Breach of Contract in the amount of $9,720.00. As of the date of this report the lawsuit remained pending, however, the plaintiff has not taken any further action in this case.

     On November 14, 2005, Fashion Furniture Rental, Inc. filed a lawsuit against TBT in Orange County California State Superior Court for Breach of Contract in the amount of $60,541.76. The rental furniture has been returned and, although, as of the date of this report, the lawsuit remained pending, the plaintiff has not taken any further action in this case.

General
-------

     The Company's offices, consisting of approximately 1000 square feet, are located at 3030 Old Ranch Parkway, Suite 350, Seal Beach, CA 90740. The Company sub-leases this space at a rate of $1700 per month. The Company uses this space for its executive offices.

     The Company's website is www.transbiotec.com.

     The Company's telephone number is (562) 280-0483.

     As of August 31, 2011 the Company employed five persons on a full time basis and two persons on a part-time basis.

RISK FACTORS
------------

     Potential investors should consider the following risks before investing in the Company's common stock.

     The Company is in the development stage and may never be profitable. As of the date of this report the Company has not generated any revenue. The Company has never earned a profit and expects to incur losses during the foreseeable future and may never be profitable.

     The failure of the Company to obtain capital may significantly restrict the Company's proposed operations. The Company needs additional capital to fund operating losses and to expand business.

     The Company does not know what the terms of any future capital raising may be but any future sale of equity securities would dilute the ownership of existing stockholders. The failure to obtain the capital will result in a slower implementation of the Company's business plan. There can be no assurance that the Company will be able to obtain any capital which is needed.

     The Company will need to obtain additional financing until it is able to earn a profit. As a result of the Company's short operating history it is difficult for potential investors to evaluate the Company's business. There can be no assurance that the Company can implement its business plan or that it will be profitable.

     The Company's operations are dependent upon the continued services of its officers. The loss of any of any of the Company's officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon the Company's business.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
----------------------------------------------------------

     The following discussion:

     o    summarizes the Company's plan of operation; and

     o analyzes TBT's financial condition and the results of its operations for the year ended December 31, 2010 and the six months ended June 30, 2011.

     This discussion and analysis should be read in conjunction with TBT's financial statements included as an exhibit to this report.

Plan of Operation and Capital Requirements
------------------------------------------

     The Company's plan of operations is as follows:

                                                         Projected     Estimated
   Activity                                            Completion Date    Cost
   --------                                            --------------- ---------

   Develop relationship with initial customers
   willing to work with Company in refining SOBR.
   Will discount price for units sold to customers
   who partner with Company in this phase. Identify
   add-on features that may appeal to customers.
   Complete design of printed circuit boards and
   injection molding tools. Sales target of 500
   units.                                                October 2011  $160,000

   Outsource manufacturing, packaging and shipping.
   Complete joint venture agreement with GPS partner.
   Develop add-on features such as cameras, GPS and
   radio interfaces, and a fingerprint reader which
   would allow the SOBR to determine the driver's
   identity and blood alcohol content at the same
   time.  Improve production capability to 1,000
   units per month.                                      January 2012  $185,000

   Improve manufacturing capability to 10,000 units
   per month                                                July 2012  $370,000


     The Company will maintain its research and development efforts with a goal of continuously improving the SOBR.

     The Company does not have any firm commitments from any third parties to provide it with any additional capital.

     TBT's sources and (uses) of funds for the years ended December 31, 2010 and 2009 and the six months ended June 30, 2011 and 2010 are shown below:

                          Year ended December 31,    Six Months ended June 30,
                          -----------------------    -------------------------
                           2009        2010          2010           2011
                           ----        ----          ----           ----
Net cash provided by
 (used for) operations  $(384,247)  $(94,752)      $(15,159)     $(181,119)

Loans, net of loan
 repayments               234,155     (2,757)         2,672         (3,655)

Sale of stock              67,500    127,500         12,500        198,500

Cash on hand at the
 beginning of the period   82,565          -              -              -

     The following table summarizes the Company's and TBT's combined contractual obligations as of June 30, 2011:

                                  2011         2012       2013         Total
                                  ----         ----       ----         -----

The notes payable, together
   with accrued interest      $1,0175,212       --        --       $1,0175,212


     The Company does not have any off-balance sheet arrangements that have or are reasonable likely to have a current or future material effect on its financial condition, changes in financial condition, results of operations, liquidity or capital resources.

     Other than as disclosed above, the Company does not know of any trends, demands, commitments, events or uncertainties that will result in, or that reasonably likely to result in, the Company's liquidity increasing or decreasing in any material way.

     Other than as disclosed above, the Company does not know of any significant changes in its expected sources and uses of cash.

Results of Operations
---------------------

     The Company was formed in August 2007 and generated only limited revenue before it effectively ceased operations in January 2009. TBT was formed in July 2004 and has never generated any revenue.

     Material changes in TBT's Statement of Operations for the year ended December 31, 2010 as compared to the same period in the prior year are discussed below:

                                     Increase (I)
Item                                or Decrease (D)   Reason
----                                ---------------   ------

General and Administrative Expenses      D            The Company reduced its
                                                      level of operations during
                                                      2010 to conserve cash

     There were no material changes in TBT's Statement of Operations for the six months ended June 30, 2011 as compared to the same period in the prior year.

MANAGEMENT
----------

     Following the acquisition of the Company's 52% interest in TBT, Greg Bloom and Harlan Munn resigned as officers of the Company and the following persons were appointed as the new management of the Company.

  Name                   Age    Position
  ----                   ---    --------

  Charles Bennington     67     President, Chief Executive Officer, Principal
                                Financial Officer, Principal Accounting Officer and Director

  Ronald Williams        66     Chief Technology Officer
   Nicholas Limer        66     Secretary and a Director

     The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors.

     Information concerning the Company's new officers and directors follows:

     Charles Bennington has been TBT's President and its Principal Executive, Financial and Accounting Officer since December 2006. Between May 2005 and December 2006 Mr. Bennington was TBT's Chief Operating Officer. Mr. Bennington has been a director of TBT since April 2005. Mr. Bennington holds a Degree in Finance and Banking from the University of Miami, Ohio.

     Ronald Williams has been TBT's Chief Technology Officer since October 28, 2005. Mr. Williams has been a director of TBT since June 3, 2010. Since 1993, Mr. Williams has owned and operated a mixed fruit tree orchard in Fallbrook, California. Since 1972, Mr. Williams has worked as an aerospace engineer and since 2005, Mr. Williams has been employed as a Principal Engineer for the Aerospace Corporation in El Segundo, California. Mr. Williams holds a Bachelor of Science Degree in physics from the University of California at Los Angeles and has performed graduate studies in mechanical and material engineering at Cal State Northridge.

     Nicholas Limer has been a director of TBT since April 8, 2005. Since 1998 Mr. Limer has acquired, developed and managed self storage properties in Southern California and Hawaii. Mr. Limer's the Managing Member of McKenna's On The Bay restaurant in Long Beach. Mr. Limer holds a Bachelor of Science Degree in Aeronautical Engineering from the Ply Technical Institution of Brooklyn, a Masters of Science Degree in Engineering from California State University, Long Beach and a Masters of Business Administration Degree from California State University, Long Beach.

     Ten days after the Company's compliance with Rule 14f-1 of the Securities and Exchange Commission, Gregory Bloom and Harlan Munn will resign as directors of the Company and Ronald Williams, Sam Satyanarayana and Devadatt Mishal will be appointed directors of the Company.

     Sam Satyanarayana (age 71) has been a director of TBT since June 3, 2010. Between October 2004 and December 2006 Mr. Satyanarayana was TBT's Chief Executive Officer and President. Since 1990, Mr. Satyanarayana has been the Chief Executive Officer of Autosense International which designs, manufactures and markets breath alcohol ignition devices. Mr. Satyanarayana holds a Bachelor of Science Degree in Computer Engineering from the University of Mysore, India, a Masters of Science in Engineering from Oklahoma State University and a Masters of Business Administration from the University of Rochester.

     Devadatt Mishal (age 63) has been a director of TBT since June 3, 2010. Dr. Mishal has been practicing as an Obstetrician and Gynecologist since March 1982 in Downey, California. Dr. Mishal received his medical degree from Lokmanya Tilak Municipal Medical College and Maharashtra University of Health Sciences in Mumbai, India.

      Following their appointment, Sam Satyanarayana and Devadatt Mishal will be independent directors, as that term is defined in Section 803 of the listing standards of the NYSE Amex. No director is a "financial expert" as that term is defined in the regulations of the Securities and Exchange Commission.

      The Company believes all of its directors are qualified to act as such due to their longstanding relationship with the Company or TBT.

      The Company does not have a compensation committee. The Company's Board of Directors serves as its Audit Committee.

     The Company has not adopted a Code of Ethics applicable to its principal executive, financial, and accounting officers and persons performing similar functions. The Company does not believe a Code of Ethics is necessary at this time since the Company only has three officers.

     The following table shows the compensation paid or accrued during the three years ended December 31, 2010 to the executive officers of the Company.

=======================================================================================
                                                                 All Other
                                             Stock     Option      Annual
   Name and      Fiscal  Salary    Bonus     Awards    Awards   Compensation
   Principal      Year     (1)      (2)       (3)        (4)        (5)       Total
   Position
---------------------------------------------------------------------------------------

Charles Bennington2010  $120,000        -      -          -           -    $120,000
President and     2009  $120,000        -      -          -           -    $120,000
Chief Executive
 Officer

Ronald Williams   2010         -        -      -          -           -           -
Chief Technology  2009         -        -      -          -           -           -
Officer
                     -
Nicholas Limer    2010         -        -      -          -           -           -
Secretary and     2009         -        -      -          -           -           -
Director

(1)  The dollar value of base salary (cash and non-cash) earned.
(2)  The dollar value of bonus (cash and non-cash) earned.
(3) During the periods covered by the table, the value of the Company's shares issued as compensation for services to the persons listed in the table.
(4) The value of all stock options granted during the periods covered by the table.
(5) All other compensation received that the Company could not properly report in any other column of the table.

     In May 2011 the Company entered into an employment agreement with Mr. Bennington which expires on the earlier of December 31, 2016 or Mr. Bennington's death. The employment agreement provides that the Company will pay Mr. Bennington a salary of $120,000 during the first year of the agreement, $156,000 during the second year of the agreement, $172,000 during the third year of the agreement, $190,000 during the fourth year of the agreement and $208,000 during the fifth year of the agreement. In addition the agreement allows Mr. Bennington to participate in all employee benefit plans generally available to the Company's employees.

     Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

     Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

     Compensation of Directors. The Company's directors did not receive any compensation for their services as directors during the fiscal year ended December 31, 2010.

Stock Option and Bonus Plans
----------------------------

     The Company has not adopted any stock option or stock bonus plans.

     The following shows the amounts the Company expects to pay to its officers during the twelve months ending August 31, 2012 and the amount of time these persons expect to devote to the Company.

                                                                   % of time
                                              Projected        to be devoted to
 Name              Position                  Compensation     Company's business
 ----              --------                  ------------     ------------------

Charles Bennington Chief Executive Officer    $120,000               100%
Ronald Williams    Chief Technology Officer   $ 42,000                25%
Nicholas Limer     Secretary                  $ 12,000                25%

PRINCIPAL SHAREHOLDERS
----------------------

     The following table shows the ownership, following the acquisition of the Company's 52% interest in TBT, of those persons owning beneficially 5% or more of the Company's common stock and the number and percentage of outstanding shares owned by each of the Company's directors and officers and by all officers and directors as a group, including the directors to be appointed after the Company's compliance with Rule 14f-1 of the Securities and Exchange Commission. Unless otherwise indicated, each owner has sole voting and investment power over their shares of common stock.

                                                 % of               % of
                                              outstanding         outstanding
                                              shares owned       shares owned
                                            after acquisition  after acquisition
                                              of 52% interest  of 100% interest
  Name and Address             Shares Owned     in TBT              in TBT
  ----------------             ------------   -------------    ---------------

  Charles Bennington            1,004,422         7.26             4.0
  3030 Old Ranch Parkway,
  Ste 350
  Seal Beach, CA 90740

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  Ronald Williams                      --           --              --
  35569 Rice Canyon Road
  Fallbrook  CA 92028

  Nicholas Limer                5,466,720        39.54            21.9
  3030 Old Ranch Parkway,
  Ste 350
  Seal Beach, CA 90740

  Sam Satyanarayana             5,636,267        40.76            22.6
  683 E. Brokaw Rd
  San Jose, Ca  95112

  Gregory A. Bloom                40,000            *               *
  1543 10th St., #3
  Santa Monica, CA 90401

  Harlan Munn                      39,350            *               *
  5758 Singletree Lane
  Parker, Colorado 80134
  Downey, CA  90241

  All officers and directors
   as a group                  12,186,759         89.3            49.7
    (6 persons)

     (1) 3,245,000 of these shares are held of record by relatives of Mr. Limer. However Mr. Limer is deemed to be the beneficial owner of these shares.

     *    Less than 1%

DESCRIPTION OF SECURITIES
-------------------------

Common Stock
------------

     The Company is authorized to issue 100,000,000 shares of common stock. Holders of the Company's common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the Company's outstanding common shares can elect all directors.

     Holders of the Company's common stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Company's Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of the Company's common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversions, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock
---------------

     The Company is authorized to issue 25,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Company's Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. The Company's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of the Company's common stock. The issuance of preferred stock with these rights may make the removal of management difficult, even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by the Company's management. As of August 25, 2010, the Company had not issued any shares of preferred stock.

Transfer Agent
--------------

      Corporate Stock Transfer
      3200 Cherry Creek Drive South, Suite 430
      Denver, Colorado 80209
      Phone: 303-282-4800
      Fax: 303-282-5800

INDEMNIFICATION
---------------

     The Company's Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers, or controlling persons pursuant to these provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 3.02   Unregistered Sales of Equity Securities
            ---------------------------------------

     See Item 2.01 of this report. The shares issued in connection with the acquisition of TBT were restricted securities, as that term is defined in Rule 144 of the Securities and Exchange Commission. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The persons who acquired these shares were all provided with information concerning the Company prior to the acquisition of their shares. The certificates representing the shares will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. No commissions were paid in connection with this transaction.

Item 5.01 Changes in Control of Registrant
          --------------------------------

     See Item 2.01 of this report.

Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
           ---------------------------------------------------------------------
           Appointment of Certain Officers; Compensatory Arrangements of Certain
           ---------------------------------------------------------------------
           Officers
           --------

     See Item 2.01 of this report.

Item 5.06 Change in Shell Company Status
          ------------------------------

     See Item 2.01 of this report.

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

     Financial Statements of TransBioTec, Inc.

Exhibit  Description
-------  -----------
10.3 Agreement to Exchange Securities (incorporated by reference to the same exhibit filed on August 18, 2011 with the Company's report on Form 8-K).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 19, 2011

                                 IMAGINE MEDIA, LTD.


                                 By: /s/ Charles Bennington
                                     ------------------------------------------
                                     Charles Bennington, Chief Executive Officer